Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation P.O. Box 1009 Charlotte, NC 28201-1009

Aug. 2, 2011	MEDIA CONTACT	Tom Shiel
	Phone:	704- 382-2355
	24-Hour:	800-559-3853

	ANALYST CONTACT	Bill Currens
	Phone:	704-382-1603

Duke Energy Second Quarter Earnings Reflect Continued Positive Momentum

•	Second quarter 2011 adjusted diluted earnings per share (EPS) were 33 cents, compared with 34 cents for the second quarter 2010

•	Reported diluted EPS for second quarter 2011 were 33 cents, compared to a diluted net loss per share of 17 cents for the second quarter 2010

•	Company is on track to achieve 2011 adjusted diluted EPS outlook range of $1.35 to $1.40 per share

CHARLOTTE, N.C. – Duke Energy today announced second quarter 2011 adjusted diluted EPS of 33 cents, compared to 34 cents for second quarter 2010. Reported diluted EPS were 33 cents, compared with a reported diluted net loss per share of 17 cents for the same period last year, which included non-cash impairment charges of approximately $660 million.

The company’s largest business segment, U.S. Franchised Electric and Gas, achieved solid performance due in part to its new generation investments in the Carolinas and Indiana, which helped offset less favorable weather and higher operations and maintenance costs primarily related to storm restorations compared to the prior year. Duke Energy’s International and Commercial Power business segments posted strong results in the second quarter of 2011.

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The company is on track to achieve its 2011 adjusted diluted EPS outlook range of $1.35 to $1.40 per share.

“Our second quarter results continue the positive momentum created by all of our business units in the first three months of the year,” said James E. Rogers, chairman, president and chief executive officer. “Traditionally, our third quarter is the most significant and we are focused to ensure we are fully prepared to safely, reliably and efficiently meet customers’ energy needs.

“We also will be working hard the remainder of the year on our proposed merger with Progress Energy; pending rate cases in the Carolinas; ongoing fleet modernization; and in pursuing a new Electric Security Plan (ESP) for Duke Energy Ohio customers,” he added. “All of these strategic initiatives will help prepare our company for long-term success.”

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	2Q2011 EPS Impact	2Q2010 EPS Impact
Second Quarter 2011
• Costs to Achieve, Progress Merger	$(5)	$1	—	—

Second Quarter 2010
• Costs to Achieve, Cinergy Merger	$(7)	$2	—	—
• Voluntary Opportunity Plan/Office Consolidation	$(76)	$29	—	$(0.04)
• Goodwill and Other Impairments	$(660)	$58	—	$(0.46)
• Mark-to-market impact of economic hedges	$(33)	$11	—	$(0.01)

Total diluted EPS impact			—	$(0.51)

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Reconciliation of reported to adjusted diluted EPS for the quarters:

	2Q2011 EPS	2Q2010 EPS
Diluted EPS, as reported	$0.33	$(0.17)

Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	—	$0.51

Diluted EPS, adjusted	$0.33	$0.34

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported second-quarter 2011 segment EBIT from continuing operations of $619 million, compared with $671 million in the second quarter of 2010. Results decreased primarily due to increased operations and maintenance expense, mostly due to storm restoration costs, as well as less favorable weather compared to last year. These decreases were partially offset by increases associated with the new generation investments in the Carolinas and in Indiana.

Commercial Power

Commercial Power reported a second-quarter 2011 segment EBIT from continuing operations of $59 million, compared to a segment EBIT loss of $604 million in the second quarter 2010. Prior year quarter results were impacted by non-cash impairment charges of $660 million primarily related to goodwill associated with non-regulated generation operations and other asset impairments in the Midwest.

Quarterly results were also affected by lower mark-to-market losses from economic hedges and favorable results from the Midwest gas assets due to higher volumes and margins. These positive effects were offset by the annualized effects of 2010 customer switching in Ohio, which stabilized in the third quarter of 2010.

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Duke Energy International (DEI)

DEI reported second-quarter 2011 segment EBIT from continuing operations of $179 million, compared to $126 million in the second quarter 2010. DEI’s results for the quarter were driven primarily by higher average contract prices in Brazil, higher prices and volumes in Central America, favorable average foreign exchange rates, and increased earnings from National Methanol.

Other

Other includes corporate governance expenses, costs associated with the company’s 2010 voluntary employee separation plan, costs-to-achieve the merger with Progress Energy and results from Duke Energy’s captive insurance company.

Other reported second-quarter 2011 net expense from continuing operations of $57 million, compared to $122 million in the second quarter 2010. The decrease in net expense was due primarily to prior-year severance costs associated with the voluntary employee separation plan and office consolidation.

INTEREST EXPENSE

Interest expense was $203 million for the second quarter 2011, compared to $212 million for the second quarter 2010.

INCOME TAX EXPENSE

Income tax expense from continuing operations for the second quarter of 2011 was $192 million, compared to $116 million for the second quarter of 2010. The effective tax rate for the quarter was approximately 30 percent. The effective tax rate for 2011 is forecasted to be approximately 32 percent.

ANALYST CONFERENCE CALL

An earnings conference call for analysts is scheduled for 10 a.m. ET Tuesday, Aug. 2.

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The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 888-740-6144 in the United States or 913-312-0830 outside the United States. The confirmation code is 2708091. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until 2 p.m. ET, Aug. 12, 2011, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 2708091. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests.

Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures. Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will

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not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. When

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used for future periods, adjusted segment EBIT and adjusted Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or adjusted Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 4 million customers located in five states in the Southeast and Midwest, representing a population of approximately 12 million people. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock

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Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in Duke Energy Corporation’s (Duke Energy) service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the impact on the Duke Energy’s facilities and business from a terrorist attack; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

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unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the expected timing and likelihood of completion of the proposed merger with Progress Energy, Inc. (Progress Energy), including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management’s time and attention from Duke Energy’s ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that the proposed merger with Progress Energy is terminated prior to completion and results in significant transaction

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costs to Duke Energy; and the ability to successfully complete merger, acquisition or divestiture plans.

These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that was filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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June 2011

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per-share amounts and where noted)	2011	2010	2011	2010
Common Stock Data
Income (loss) from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.33	$(0.17)	$0.71	$0.17
Diluted	$0.33	$(0.17)	$0.71	$0.17
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net income (loss) attributable to Duke Energy Corporation common shareholders
Basic	$0.33	$(0.17)	$0.71	$0.17
Diluted	$0.33	$(0.17)	$0.71	$0.17
Dividends Per Share	$0.495	$0.485	$0.74	$0.725
Weighted-Average Shares Outstanding
Basic	1,332	1,314	1,331	1,312
Diluted	1,333	1,314	1,332	1,313

INCOME
Operating Revenues	$3,534	$3,287	$7,197	$6,881

Total Reportable Segment EBIT	857	193	1,840	1,206
Other EBIT	(57)	(122)	(102)	(268)
Interest Expense	(203)	(212)	(422)	(422)
Interest Income and Other (a)	36	39	63	53
Income Tax Expense	(192)	(116)	(425)	(342)
Income (Loss) from Discontinued Operations, net of tax	—	1	—	1

Net Income	441	(217)	954	228
Less: Net Income Attributable to Noncontrolling Interests	6	5	8	5

Net Income Attributable to Duke Energy Corporation	$435	$(222)	$946	$223

CAPITALIZATION
Total Common Equity			54%	54%
Total Debt			46%	46%

Total Debt			$18,975	$17,791
Book Value Per Share			$17.05	$16.14
Actual Shares Outstanding			1,332	1,318

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$845	$1,001	$1,756	$1,975
Commercial Power	81	186	106	318
International Energy	30	36	58	80
Other	24	63	71	112

Total Capital and Investment Expenditures	$980	$1,286	$1,991	$2,485

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$619	$671	$1,331	$1,415
Commercial Power (b)	59	(604)	150	(475)
International Energy	179	126	359	266

Total Reportable Segment EBIT	857	193	1,840	1,206
Other EBIT	(57)	(122)	(102)	(268)
Interest Expense	(203)	(212)	(422)	(422)
Interest Income and Other (a)	36	39	63	53

Income (loss) Before Income Taxes	$633	$(102)	$1,379	$569

(a)	Other within Interest Income and Other includes foreign currency remeasurement gains and losses, an adjustment to add back the noncontrolling interest component of reportable segment and Other EBIT and additional noncontrolling interest amounts not allocated to the reportable segment and Other results.
(b)	Includes non-cash impairment charges of $660 million in 2010, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation assets.

June 2011

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except where noted)	2011	2010	2011	2010
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,549	$2,422	$5,232	$5,098
Operating Expenses	1,994	1,812	4,027	3,810
Gains (Losses) on Sales of Other Assets and Other, net	1	3	1	5
Other Income and Expenses, net	63	58	125	122

EBIT	$619	$671	$1,331	$1,415

Depreciation and Amortization	$333	$326	$680	$683

Duke Energy Carolinas GWh sales	20,210	20,308	40,794	41,824
Duke Energy Midwest GWh sales	13,917	14,443	28,689	29,604
Net Proportional MW Capacity in Operation			26,907	26,947

COMMERCIAL POWER
Operating Revenues	$595	$540	$1,239	$1,119
Operating Expenses (a)	544	1,155	1,102	1,613
Gains (Losses) on Sales of Other Assets and Other, net	11	4	13	3
Other Income and Expenses, net	5	12	10	21
Expense Attributable to Noncontrolling Interests	8	5	10	5

EBIT	$59	$(604)	$150	$(475)

Depreciation and Amortization	$58	$55	$117	$113

Sales, GWh	9,965	8,681	21,425	17,278
Actual Plant Production, GWh	7,072	6,551	15,369	13,125
Net Proportional MW Capacity in Operation			8,273	8,005

INTERNATIONAL ENERGY
Operating Revenues	$406	$310	$754	$646
Operating Expenses	262	207	471	425
Gains (Losses) on Sales of Other Assets and Other, net	—	—	—	(1)
Other Income and Expenses, net	42	30	89	59
Expense Attributable to Noncontrolling Interests	7	7	13	13

EBIT	$179	$126	$359	$266

Depreciation and Amortization	$22	$21	$43	$42

Sales, GWh	4,516	5,041	9,303	10,732
Proportional MW Capacity in Operation			4,190	4,203

OTHER
Operating Revenues	$9	$37	$20	$65
Operating Expenses	84	154	166	340
Gains (Losses) on Sales of Other Assets and Other, net	(8)	(2)	—	—
Other Income and Expenses, net	22	(2)	38	5
(Benefit) Expense Attributable to Noncontrolling Interests	(4)	1	(6)	(2)

EBIT	$(57)	$(122)	$(102)	$(268)

Depreciation and Amortization	$24	$24	$51	$44

(a)	Includes non-cash impairment charges of $660 million in 2010, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation assets.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Operating Revenues	$3,534	$3,287	$7,197	$6,881
Operating Expenses	2,859	3,306	5,718	6,141
Gains on Sales of Other Assets and Other, net	4	5	14	7

Operating Income (Loss)	679	(14)	1,493	747

Other Income and Expenses, net	157	124	308	244

Interest Expense	203	212	422	422

Income (Loss) From Continuing Operations Before Income Taxes	633	(102)	1,379	569
Income Tax Expense	192	116	425	342

Income (Loss) From Continuing Operations	441	(218)	954	227
Income From Discontinued Operations, net of tax	—	1	—	1

Net Income (Loss)	441	(217)	954	228
Less: Net Income Attributable to Noncontrolling Interests	6	5	8	5

Net Income (Loss) Attributable to Duke Energy Corporation	$435	$(222)	$946	$223

Earnings Per Share - Basic and Diluted
Income (loss) from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.33	$(0.17)	$0.71	$0.17
Diluted	$0.33	$(0.17)	$0.71	$0.17
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net Income (loss) attributable to Duke Energy Corporation common shareholders
Basic	$0.33	$(0.17)	$0.71	$0.17
Diluted	$0.33	$(0.17)	$0.71	$0.17
Dividends per share	$0.495	$0.485	$0.74	$0.725
Weighted-average shares outstanding
Basic	1,332	1,314	1,331	1,312
Diluted	1,333	1,314	1,332	1,313

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	June 30, 2011	December 31, 2010
ASSETS
Current Assets	$5,634	$6,223
Investments and Other Assets	9,376	9,264
Net Property, Plant and Equipment	41,610	40,344
Regulatory Assets and Deferred Debits	3,172	3,259

Total Assets	$59,792	$59,090

LIABILITIES AND EQUITY

Current Liabilities	$4,391	$3,897
Long-term Debt	17,687	17,935
Deferred Credits and Other Liabilities	15,012	14,605
Equity	22,702	22,653

Total Liabilities and Equity	$59,792	$59,090

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$954	$228
Adjustments to reconcile net income to net cash provided by operating activities:	763	1,896

Net cash provided by operating activities	1,717	2,124

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,838)	(2,508)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(187)	(148)

Net decrease in cash and cash equivalents	(308)	(532)
Cash and cash equivalents at beginning of period	1,670	1,542

Cash and cash equivalents at end of period	$1,362	$1,010

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

June 2011

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Inc.(Dec.)	2011	2010	% Inc.(Dec.)

GWH Sales
Residential	6,027	5,962	1.1%	14,199	14,846	(4.4%)
General Service	6,760	6,739	0.3%	13,248	13,327	(0.6%)
Industrial (including Textile)	5,328	5,259	1.3%	10,117	9,910	2.1%

Other Energy Sales	72	72	(0.4%)	144	144	0.0%
Regular Resale	—	—	0.0%	—	25	(100.0%)

Total Regular Sales Billed	18,187	18,032	0.9%	37,708	38,252	(1.4%)

Special Sales	1,484	1,267	17.1%	3,071	2,959	3.8%

Total Electric Sales	19,671	19,299	1.9%	40,779	41,211	(1.0%)

Unbilled Sales	539	1,009	(46.6%)	15	613	(97.6%)

Total Consolidated Electric Sales - Carolinas	20,210	20,308	(0.5%)	40,794	41,824	(2.5%)

Average Number of Customers
Residential	2,039,057	2,032,898	0.3%	2,039,006	2,033,159	0.3%
General Service	334,429	332,922	0.5%	333,915	332,599	0.4%
Industrial (including Textile)	7,000	7,216	(3.0%)	7,026	7,240	(3.0%)

Other Energy Sales	14,190	14,116	0.5%	14,182	14,123	0.4%
Regular Resale	—	—	0.0%	—	2	(100.0%)

Total Regular Sales	2,394,676	2,387,152	0.3%	2,394,129	2,387,123	0.3%

Special Sales	27	30	(10.0%)	26	32	(18.8%)

Total Average Number of Customers - Carolinas	2,394,703	2,387,182	0.3%	2,394,155	2,387,155	0.3%

Heating and Cooling Degree Days
Actual
Heating Degree Days	166	114	46.0%	1,935	2,188	(11.6%)
Cooling Degree Days	628	701	(10.4%)	640	701	(8.7%)

Variance from Normal
Heating Degree Days	(24.0%)	(47.4%)	n/a	0.2%	14.3%	n/a
Cooling Degree Days	31.2%	50.8%	n/a	32.0%	49.0%	n/a

Duke Energy Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

June 2011

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Inc.(Dec.)	2011	2010	% Inc.(Dec.)
GWH Sales
Residential	3,807	3,688	3.2%	9,207	9,282	(0.8%)
General Service	4,360	4,399	(0.9%)	8,739	8,770	(0.4%)
Industrial	3,979	4,065	(2.1%)	7,848	7,880	(0.4%)

Other Energy Sales	42	42	0.0%	84	85	(1.2%)

Total Regular Electric Sales Billed	12,188	12,194	(0.0%)	25,878	26,017	(0.5%)

Special Sales	1,589	1,892	(16.0%)	3,166	3,683	(14.0%)

Total Electric Sales Billed - Midwest	13,777	14,086	(2.2%)	29,044	29,700	(2.2%)

Unbilled Sales	140	357	(60.8%)	(355)	(96)	(269.8%)

Total Electric Sales - Midwest	13,917	14,443	(3.6%)	28,689	29,604	(3.1%)

Average Number of Customers
Residential	1,408,052	1,403,184	0.3%	1,411,020	1,408,144	0.2%
General Service	184,918	184,759	0.1%	184,737	185,002	(0.1%)
Industrial	5,349	5,442	(1.7%)	5,361	5,457	(1.8%)

Other Energy	4,242	4,169	1.8%	4,231	4,161	1.7%

Total Regular Sales	1,602,561	1,597,554	0.3%	1,605,349	1,602,764	0.2%

Special Sales	12	15	(20.0%)	12	16	(25.0%)

Total Average Number Electric Customers - Midwest	1,602,573	1,597,569	0.3%	1,605,361	1,602,780	0.2%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	214	123	74.0%	2,427	2,461	(1.4%)
Cooling Degree Days	372	468	(20.5%)	376	468	(19.7%)

Variance from Normal
Heating Degree Days	(9.3%)	(46.5%)	n/a	3.3%	5.0%	n/a
Cooling Degree Days	17.4%	50.5%	n/a	17.9%	49.5%	n/a

*	Reflects HDD and CDD for Duke Energy - Indiana, Duke Energy - Ohio and Duke Energy - Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended June 30, 2010

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/Office Consolidation Costs		Goodwill and Other Impairments		Economic Hedges (Mark- to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$671	$—		$—		$—		$—		$—		$—	$671

Commercial Power	89	—		—		(660	) E	(33	) B	—		(693)	(604)

International Energy	126	—		—		—		—		—		—	126

Total reportable segment EBIT	886	—		—		(660)		(33)		—		(693)	193

Other	(39)	(7	) A	(76	) D	—		—		—		(83)	(122)

Total reportable segment EBIT and Other EBIT	$847	$(7)		$(76)		$(660)		$(33)		$—		$(776)	$71

Interest Expense	(212)	—		—		—		—		—		—	(212)
Interest Income and Other	39	—		—		—		—		—		—	39
Income Taxes from Continuing Operations	(216)	2		29		58		11		—		100	(116)
Discontinued Operations, net of taxes	—	—		—		—		—		1	C	1	1
Less: Net Income Attributable to Noncontrolling Interests	5	—		—		—		—		—		—	5

Net Income (Loss) Attributable to Duke Energy Corporation	$453	$(5)		$(47)		$(602)		$(22)		$1		$(675)	$(222)

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.34	$—		$(0.04)		$(0.46)		$(0.01)		$—		$(0.51)	$(0.17)

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.34	$—		$(0.04)		$(0.46)		$(0.01)		$—		$(0.51)	$(0.17)

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - $6 million expense recorded in Depreciation and amortization and $1 million expense recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

B - $38 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $5 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

C - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

D - $73 million recorded in Operation, maintenance and other (all Operating Expenses) and $3 million recorded in Property and other taxes on the Condensed Consolidated Statements of Operations.

E - Recorded in Goodwill and other impairment charges on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic	1,314
Diluted	1,314

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation's hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation's performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Six Months Ended June 30, 2010

(Dollars in millions, except per-share amounts)

	Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/ Office Consolidation Costs		Goodwill and Other Impairments		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$1,415	$—		$—		$—		$—		$—		$—	$1,415

Commercial Power	189	—		—		(660	) E	(4	) B	—		(664)	(475)

International Energy	266	—		—				—		—		—	266

Total reportable segment EBIT	1,870	—		—		(660)		(4)		—		(664)	1,206

Other	(110)	(14	) A	(144	) D	—		—		—		(158)	(268)

Total reportable segment and Other EBIT	$1,760	$(14)		$(144)		$(660)		$(4)		$—		$(822)	$938

Interest Expense	(422)	—		—		—		—		—		—	(422)
Interest Income and Other	53	—		—		—		—		—		—	53
Income Taxes from Continuing Operations	(462)	5		56		58		1		—		120	(342)
Discontinued Operations, net of taxes	—	—		—		—		—		1	C	1	1
Less: Net Income Attributable to Noncontrolling Interests	5	—		—		—		—		—		—	5

Net Income (Loss) Attributable to Duke Energy Corporation	$924	$(9)		$(88)		$(602)		$(3)		$1		$(701)	$223

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.70	$(0.01)		$(0.06)		$(0.46)		$—		$—		$(0.53)	$0.17

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.70	$(0.01)		$(0.06)		$(0.46)		$—		$—		$(0.53)	$0.17

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - $12 million recorded in Depreciation and amortization and $2 million recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

B - $17 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $13 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

C - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

D - $138 million recorded in Operation, maintenance and other (all Operating Expenses) and $6 million recorded in Property and other taxes on the Condensed Consolidated Statements of Operations.

E - Recorded in Goodwill and other impairment charges on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic	1,312
Diluted	1,313

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation's hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation's performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended June 30, 2011

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Progress Merger		Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$619	$—		$619

Commercial Power	59	—		59

International Energy	179	—		179

Total reportable segment EBIT	857	—		857

Other	(52)	(5	) A	(57)

Total reportable segment and Other EBIT	$805	$(5)		$800

Interest Expense	(203)	—		(203)
Interest Income and Other	36	—		36
Income Taxes from Continuing Operations	(193)	1		(192)
Less: Net Income Attributable to Non-controlling Interests	6	—		6

Net Income (Loss) Attributable to Duke Energy Corporation	$439	$(4)		$435

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.33	$—		$0.33

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.33	$—		$0.33

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic	1,332

Diluted	1,333

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Six Months Ended June 30, 2011

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Progress Merger		Economic Hedges (Mark- to-Market) *		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$1,331	$—		$—		$—	$1,331

Commercial Power	154	—		(4	) B	(4)	150

International Energy	359	—		—		—	359

Total reportable segment EBIT	1,844	—		(4)		(4)	1,840

Other	(86)	(16	) A	—		(16)	(102)

Total reportable segment and Other EBIT	$1,758	$(16)		$(4)		$(20)	$1,738

Interest Expense	(422)	—		—		—	(422)
Interest Income and Other	63	—		—		—	63
Income Taxes	(429)	3		1		4	(425)
Less: Net Income Attributable to Noncontrolling Interests	8	—		—		—	8

Net Income (Loss) Attributable to Duke Energy Corporation	$962	$(13)		$(3)		$(16)	$946

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.72	$(0.01)		$—		$(0.01)	$0.71

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.72	$(0.01)		$—		$(0.01)	$0.71

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.

B - $2 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $2 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic	1,331

Diluted	1,332

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation's hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation's performance across periods.